Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Raymond S. Haverstock

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 495-3909

(Name, address and telephone number of agent for service)

Apria Healthcare Group Inc.

(Issuer with respect to the Securities)

See table of additional Registrants

Delaware	33-0488566
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26220 Enterprise Court Lake Forest, CA	92630
(Address of Principal Executive Offices)	(Zip Code)

11.25% Senior Secured Notes due 2014 (Series A-1)

12.375% Senior Secured Notes due 2014 (Series A-2)

(Title of the Indenture Securities)

Table of Additional Registrant Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices

Apria Healthcare of New York State, Inc	New York	16-1031905	26220 Enterprise Court Lake Forest, CA 92630 (949) 639-2000

Apria Healthcare, Inc.	Delaware	33-0057155	26220 Enterprise Court Lake Forest, CA 92630 (949) 639-2000

ApriaCare Management Systems, Inc	Delaware	33-0675340	26220 Enterprise Court Lake Forest, CA 92630 (949) 639-2000

ApriaDirect.Com, Inc.	Delaware	27-2820256	26220 Enterprise Court Lake Forest, CA 92630 (949) 639-2000

Coram Alternate Site Services, Inc	Delaware	76-0215922	555 17th Street, Suite 1500 Denver, CO 80202 (303) 292-4973

Coram Clinical Trials, Inc	Delaware	58-2160656	555 17th Street, Suite 1500 Denver, CO 80202 (303) 292-4973

Coram Healthcare Corporation of Alabama	Delaware	58-1813484	555 17th Street, Suite 1500 Denver, CO 80202 (303) 292-4973

Coram Healthcare Corporation of Florida	Delaware	58-1949695	555 17th Street, Suite 1500 Denver, CO 80202 (303) 292-4973

Coram Healthcare Corporation of Greater D.C.	Delaware	58-2035129	555 17th Street, Suite 1500 Denver, CO 80202 (303) 292-4973

Coram Healthcare Corporation of Greater New York	New York	58-1844719	555 17th Street, Suite 1500 Denver, CO 80202 (303) 292-4973

Coram Healthcare Corporation of Indiana	Delaware	58-1813491	555 17th Street, Suite 1500 Denver, CO 80202 (303) 292-4973

Coram Healthcare Corporation of Massachusetts	Delaware	33-0532814	555 17th Street, Suite 1500 Denver, CO 80202 (303) 292-4973

Coram Healthcare Corporation of Mississippi	Delaware	58-1813479	555 17th Street, Suite 1500 Denver, CO 80202 (303) 292-4973

Coram Healthcare Corporation of Nevada	Delaware	58-1972771	555 17th Street, Suite 1500 Denver, CO 80202 (303) 292-4973

Coram Healthcare Corporation of New York	New York	33-0458457	555 17th Street, Suite 1500 Denver, CO 80202 (303) 292-4973

Coram Healthcare Corporation of North Texas	Delaware	33-0556959	555 17th Street, Suite 1500 Denver, CO 80202 (303) 292-4973

Coram Healthcare Corporation of Northern California	Delaware	58-1972773	555 17th Street, Suite 1500 Denver, CO 80202 (303) 292-4973

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices

Coram Healthcare Corporation of South Carolina	Delaware	58-1813494	555 17th Street, Suite 1500 Denver, CO 80202 (303) 292-4973

Coram Healthcare Corporation of Southern California	Delaware	58-2006708	555 17th Street, Suite 1500 Denver, CO 80202 (303) 292-4973

Coram Healthcare Corporation of Southern Florida	Delaware	58-1949686	555 17th Street, Suite 1500 Denver, CO 80202 (303) 292-4973

Coram Healthcare Corporation of Utah	Delaware	95-4446209	555 17th Street, Suite 1500 Denver, CO 80202 (303) 292-4973

Coram Healthcare of Wyoming, L.L.C	Delaware	84-1463833	555 17th Street, Suite 1500 Denver, CO 80202 (303) 292-4973

Coram Homecare of Minnesota, Inc	Delaware	58-1874630	555 17th Street, Suite 1500 Denver, CO 80202 (303) 292-4973

Coram Service Corporation	Delaware	58-1910054	555 17th Street, Suite 1500 Denver, CO 80202 (303) 292-4973

Coram Specialty Infusion Services, Inc.	Delaware	58-1813486	555 17th Street, Suite 1500 Denver, CO 80202 (303) 292-4973

Coram, Inc	Delaware	84-1300129	555 17th Street, Suite 1500 Denver, CO 80202 (303) 292-4973

CoramRx, LLC	Delaware	25-1923172	555 17th Street, Suite 1500 Denver, CO 80202 (303) 292-4973

H.M.S.S., Inc	Delaware	76-0005650	555 17th Street, Suite 1500 Denver, CO 80202 (303) 292-4973

T2 Medical, Inc.	Delaware	59-2405366	555 17th Street, Suite 1500 Denver, CO 80202 (303) 292-4973

HealthInfusion, Inc	Florida	65-0163627	555 17th Street, Suite 1500 Denver, CO 80202 (303) 292-4973

AHNY-DME LLC	New York	27-2955068	26220 Enterprise Court Lake Forest, CA 92630 (949) 639-2000

AHNY-IV LLC	New York	27-2954951	26220 Enterprise Court Lake Forest, CA 92630 (949) 639-2000

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2010 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-159463 filed on August 24, 2009.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 1st of July, 2010.

By:	/s/ Raymond S. Haverstock
Raymond S. Haverstock Vice President

By:	/s/ Joshua Hahn
Joshua Hahn
Assistant Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: July 1st, 2010

By:	/s/ Raymond S. Haverstock
Raymond S. Haverstock Vice President

By:	/s/ Joshua Hahn
Joshua Hahn Assistant Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

Exhibit 7

As of 3/31/2010

($000’s)

3/31/2010
Assets
Cash and Balances Due From	$8,396,049
Depository Institutions
Securities	45,269,095
Federal Funds	3,774,651
Loans & Lease Financing Receivables	180,918,939
Fixed Assets	5,108,242
Intangible Assets	13,355,160
Other Assets	20,687,148

Total Assets	$277,509,284

Liabilities
Deposits	$194,167,405
Fed Funds	9,849,249
Treasury Demand Notes	0
Trading Liabilities	362,519
Other Borrowed Money	31,906,386
Acceptances	0
Subordinated Notes and Debentures	7,629,967
Other Liabilities	6,648,045

Total Liabilities	$250,563,571

Equity
Minority Interest in Subsidiaries	$1,611,596
Common and Preferred Stock	18,200
Surplus	12,642,020
Undivided Profits	12,673,897

Total Equity Capital	$26,945,713

Total Liabilities and Equity Capital	$277,509,284

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Raymond S. Haverstock
Vice President

Date: July 1st, 2010